Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:	Contact: John Daniel
Wednesday, September 19, 2007	(713) 651-4300

KEY ENERGY ENTERS AGREEMENT TO ACQUIRE THE MONCLA COMPANIES

AND ACQUIRES ADVANCED MEASUREMENTS

HOUSTON, TX, September 19, 2007 – Key Energy Services, Inc. (Pink Sheets: KEGS) announced today that it has entered into a definitive agreement to acquire the Moncla Companies.  The Company also announced that it has acquired Advanced Measurements, Inc. The Company will host an investor conference call to discuss these transactions on Monday, September 24, 2007 at 10:00 a.m. Eastern.  Details for the conference call will be released later this week.

Moncla is one of the largest privately-owned well service companies in the United States.  Headquartered in Lafayette, Louisiana, and with offices in Sour Lake, Texas and Sandersville, Mississippi, Moncla operates a total of 53 rigs and employs over 900 people.  Moncla’s fleet includes 37 daylight rigs for well servicing and workovers and 8 twenty-four hour rigs for shallow drilling, sidetracking and deep workovers.  Moncla also has the largest fleet of workover barges in the United States, with 8 barge rigs.  In addition to rigs, Moncla owns rig-up, swab, hot oil and anchor trucks, tubing testing units and rental equipment.  Moncla currently operates in Texas, Louisiana, Mississippi, Alabama and Florida.   Revenue for Moncla during 2007 is expected to total approximately $140 million.

Key will pay $145.0 million, of which $112.0 million will be paid in cash at closing, with the balance consisting of notes and assumption of long-term debt.  In addition, the purchase price includes up to an additional $25 million of consideration payable based on the performance of the business over the next five years.  Key expects to fund the cash portion of the purchase price from cash on hand.  Closing of the acquisition is subject to antitrust regulatory clearance and other customary closing conditions. Key expects the closing will take place in the fourth quarter.

1301 McKinney Street, Suite 1800, Houston, TX 77010

Dick Alario, Key’s Chairman and CEO, stated, “Our acquisition of Moncla is a major step in the implementation of our capital investment plan, which includes identifying and acquiring strong, regional well service companies that will help Key expand and grow our operations.  Moncla represents an excellent opportunity for Key to expand our South Louisiana operations and to begin servicing the Mississippi market.  In addition, the Moncla platform will allow us to introduce our fishing and rental services, our cased-hole wireline services as well as our fluid logistics services to this region.  We also expect that the acquisition should result in modest synergies and cost savings for our combined businesses.”

Mr. Alario continued, “In addition to the obvious benefits of this transaction, I believe that the Moncla family’s reputation for quality and performance fits very well with the new Key culture, and I am extremely pleased we were successful in convincing the Moncla management team to join Key.”

Charlie Moncla, President of Moncla, commented, “Since 1984, Moncla has served the South Louisiana market and today we are the market leader in this region.  Our growth is a tribute to the hard work of our employees and the great relationships we have with our customers.  I am excited that our employees will have the opportunity to work for the market leader in our industry, and I am confident that Key will benefit from our strong experience in the Southeast U.S. market.”

Simmons & Company International served as financial advisor to Moncla.

In addition, the Company recently acquired Advanced Measurements Inc. of Calgary, Alberta for $8.39 million, which includes deferred cash payments of up to a maximum of $1.78 million.  Key also assumed approximately $3.0 million in debt.  Advanced Measurements Inc. (“AMI”) is an industry leader in the design and production of oilfield service data acquisition, control and information systems.  AMI’s advanced technology platform and applications enable their customers to seamlessly collect job performance and related information and digitally distribute the information to their home offices and customers.  AMI’s Prophet line of products are unique in the oilfield in that it combines database and reporting capability with control and data acquisition to produce a total approach to acquiring field data and turning it into information. AMI will continue to enhance and market their Prophet line of products to the industry which should help service companies and operators achieve higher levels of safety and efficiency.

Dick Alario, Key’s Chairman and CEO, said “Advanced Measurements has developed the industry’s most envied technology platform and applications for the well service industry, and we intend to leverage this technology to further commercialize our proprietary KeyView system.”

Len Johnson, President of Advanced Measurements, said “We are thrilled that our company and our technology will become an integral part of Key Energy Services’ future. Prophet not only allows oilfield service companies to improve the return they realize on their field assets, but also allows them to make substantial improvements to the safety of their operations. Having the resources and commitment of an industry leading company like Key will provide an enormous boost to our technology and support capabilities.”

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, pressure pumping, fishing and rental tools, electric wireline and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Mexico.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: uncertainties potentially affecting the completion of the acquisition of the Moncla Companies, including the need to obtain antitrust regulatory clearance; risks whether Moncla will achieve its expected revenue in 2007 and will achieve acceptable operating results in future periods;  risks that the Company will be unable to complete its new capital investment plan, including that it will be unable to complete acquisitions and integrate acquired operations and that it will be unable to new debt financing on acceptable terms and conditions in order to enable it to complete acquisitions or repurchase stock; possible legal consequences of failure to file compliant SEC filings for 2003, 2004 and 2005; risks that the Company will be unable to satisfy the requirements for re-listing on a national stock exchange or the timing thereof; the effect of on-going financial reporting and restatement-related expenses; possible additional tax liabilities as a result of the restatement of financial results; risks that the Company’s efforts to remediate internal control and accounting deficiencies will not be effective; potential financial or other effects of on-going class action and derivative litigation and litigation with former officers; risks affecting the ability of the Company to maintain or improve operations, including the ability to maintain price increases, possible over supply of new rigs coming into the market and weather risk; and risks that the Company will be unable to achieve budgeted financial targets and risks affecting activity levels for rig hours including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease.  Readers should also refer to the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2006, filed on August 13, 2007, for discussion of risks to which the Company is subject.  Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.